UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2010

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Netherlands Antilles	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42, rue Saint-Dominique, Paris, France 75007

5599 San Felipe, 17th Floor, Houston, Texas 77056

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 27, 2010, Schlumberger Limited (“Schlumberger”) completed its previously announced merger with Smith International, Inc. (“Smith”). Pursuant to the terms of the Agreement and Plan of Merger dated as of February 21, 2010 (the “Merger Agreement”) among Schlumberger, Smith and Turnberry Merger Sub Inc., a wholly owned subsidiary of Schlumberger (“Merger Sub”), Merger Sub merged with and into Smith (the “Merger”), with Smith continuing as the surviving corporation and a wholly owned subsidiary of Schlumberger.

Under the terms of the Merger Agreement, each outstanding share of Smith common stock (other than those held by Smith or its subsidiaries) was cancelled and converted into the right to receive 0.6966 shares of Schlumberger common stock. Smith stockholders will receive cash in lieu of any fractional shares of Schlumberger common stock that they would otherwise be entitled to receive in the Merger.

In connection with the Merger, Schlumberger issued approximately 176 million shares of its common stock (of which approximately 76 million were issued from its treasury shares), which represents approximately 12.9% of its outstanding common stock after giving effect to such issuance. In addition, Schlumberger reserved for issuance approximately 0.7 million additional shares of Schlumberger common stock in connection with the exercise or conversion of Smith’s outstanding equity awards, which became exercisable for or convertible into Schlumberger common stock pursuant to the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 2.1 to Schlumberger’s Current Report on Form 8-K filed with the SEC on February 22, 2010 and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On August 27, 2010, Schlumberger and Smith issued a joint press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited financial statements of Smith required by Item 9.01(a) of Form 8-K are incorporated herein by reference to Smith’s Annual Report on Form 10-K for the year ended December 31, 2009, and the unaudited financial statements of Smith required by Item 9.01(a) of Form 8-K are incorporated herein by reference to Smith’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

(b)	Pro Forma Financial Information.

To the extent required by this item, pro forma financial information will be filed as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report is required to be filed.

(d)	Exhibits

2.1	Agreement and Plan of Merger among Schlumberger Limited, Turnberry Merger Sub Inc. and Smith International, Inc., dated February 21, 2010 (incorporated by reference to Exhibit 2.1 of Schlumberger’s Current Report on Form 8-K filed on February 22, 2010).

23.1	Consent of Deloitte & Touche LLP.

99.1	Press release dated August 27, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V.
(SCHLUMBERGER LIMITED)

By:	/s/ Howard Guild
Howard Guild
Chief Accounting Officer

Date: August 27, 2010

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